UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2012

Solera National Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-53181	02-0774841
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

319 S. Sheridan Blvd.

Lakewood, CO 80226

303-209-8600

(Address and telephone number of principal executive offices)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

At Solera National Bancorp, Inc.’s annual shareholder meeting held on July 19, 2012, the shareholders reelected the eleven incumbent directors and the two new directors standing for election and ratified the selection of McGladrey & Pullen, LLP as Solera National Bancorp, Inc.’s independent registered public accounting firm for the 2012 fiscal year.

The following is a summary of the voting proposals for each matter presented to our shareholders:

1.                                      The election of thirteen directors to the Board of Directors of Solera National Bancorp, Inc. for terms expiring at the 2013 annual meeting of shareholders or until their successors are duly elected and qualified. The shares were voted for each as follows:

	FOR	WITHHELD	BROKER NON-VOTES	TOTAL
Norma R. Akers	1,137,151	81,981	220,531	1,439,663
Rob L. Alvarado	1,126,232	92,900	220,531	1,439,663
Maria G. Arias	1,151,101	68,031	220,531	1,439,663
Douglas Crichfield	1,144,851	74,281	220,531	1,439,663
Ron Eller	1,165,601	53,531	220,531	1,439,663
Robert M. Gallegos	1,107,601	111,531	220,531	1,439,663
Ronald E. Montoya	1,185,101	34,031	220,531	1,439,663
Ray L. Nash	1,184,601	34,531	220,531	1,439,663
David N. Roberts	1,174,601	44,531	220,531	1,439,663
Basil Sabbah	1,121,151	97,981	220,531	1,439,663
F. Stanley Sena	1,171,732	47,400	220,531	1,439,663
Larry D. Trujillo	1,121,432	97,700	220,531	1,439,663
Kent C. Veio	1,160,601	58,531	220,531	1,439,663

2.                                      The ratification of McGladrey & Pullen, LLP, as the independent registered public accounting firm for Solera National Bancorp, Inc. for the fiscal year ending December 31, 2012.  The vote with respect to this proposal was:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES	TOTAL
1,404,050	14,000	21,613	—	1,439,663

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Solera National Bancorp, Inc.
(Registrant)

Date: July 20, 2012	By:	/s/ Robert J. Fenton
	Name:	Robert J. Fenton
	Title:	Executive Vice President and Chief Financial Officer